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                                    EXHIBIT A

                              SECURED NON-RECOURSE
                              NON-INTEREST BEARING
                                 PROMISSORY NOTE

$1,444,445                                               Los Angeles, California
                                                                 January 3, 1994

      FOR VALUE RECEIVED, Hardee Capital Partners, Ltd. ("Maker") promises to pay to Elk International Corporation, Ltd. ("Holder") at 2415 S. Sierra Drive, Compton, California 90220, or such other place as Holder may from time to time designate, the principal sum of One Million Four Hundred Forty Four Thousand Four Hundred Forty Five Dollars ($1,444,445).

            1. The unpaid principal balance hereof shall be due and payable on December 31, 1995.

            2. This Note shall not bear interest.

            3. This Note may be prepaid in whole or in part at any time without premium or penalty on or with respect to the amounts prepaid. Maker shall have no right to reborrow any such prepaid amounts.

            4. An event of default hereunder shall occur if an Event of Default (as defined in the Security and Pledge Agreement between Maker and Holder dated as of the date hereof (the "Security Agreement")) shall have occurred. If such an Event of Default occurs and is continuing, the Holder, at its option, may declare all sums due hereunder immediately due and payable without notice or demand.

            5. No delay on the part of the Holder or the exercise of any power or right under this Note shall operate as a waiver of such power or right or preclude other or further exercise thereof or the exercise of any other power or right. The Maker hereby waives diligence, presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with delivery, acceptance, performance, default or enforcement of this Note.

            6. If any principal payment due hereunder is not paid as and when due or if any Event of Default occurs hereunder, Maker promises to pay all costs


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of enforcement and collection, including, but not limited to, reasonable attorneys' fees and disbursements, whether or not such enforcement and collection includes the filing of a lawsuit.

            7. This Note is secured by the Security Agreement.


            8. Amounts owing under this Note shall not be subject to set off of any obligations of Holder owing to Maker.

            9. Notwithstanding anything herein or in the Security Agreement to the contrary, it is understood and agreed that this Note is intended to evidence a non-recourse obligation of Maker, and Holder's sole recourse in the event of a default hereunder or thereunder is against the Collateral (as defined in the Security Agreement) and the Guaranty executed by David W. Hardee in favor of Holder dated as of the date hereof.

            10. This Note shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws and principles thereof.

            IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

                                          HARDEE CAPITAL PARTNERS, L.P.

                                          By: /s/ David W. Hardee
                                             -----------------------
                                                  David W. Hardee
                                                  Its General Partner


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